                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 1, 2005

                              ITT INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

           Indiana                        1-5672                 13-5158950
 (State or other jurisdiction          (Commission            (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)

                  4 West Red Oak Lane
                White Plains, New York                             10604
        (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (914) 641-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 1.01 - Entry into a Material Definitive Agreement

Effective December 1, 2005, the Board of Directors of ITT Industries, Inc., (upon the recommendation of its Nominating and Governance Committee,) approved changes to the annual compensation for its non-employee Directors. As approved, non-employee Directors shall receive total annual compensation in the amount of $180,000. Such compensation shall be payable as follows:

     o    $50,000 in cash or deferred cash,

     o    2/3 (approximately) of the remainder in restricted shares, and

     o    1/3 (approximately) of the remainder in non-qualified stock options.

The revised non-employee Director compensation program provides for an annual retainer in the amount of $50,000 which shall be payable, at the election of each non-employee Director, in cash or deferred cash. Directors choosing deferred cash may elect to have the deferred cash deposited into an interest-bearing cash account, at an interest rate determined as of the Company's next annual meeting, or deposited into an account that tracks an index of the Company's stock. The remaining non-employee Director compensation shall be allocated two-thirds (approximately) to restricted shares and one-third (approximately) to non-qualified stock options. Shareholders of the Company approved the ITT Industries, Inc. 2003 Equity Incentive Plan under which such restricted share and non-qualified stock option awards will be made. The 2003 Equity Incentive Plan is filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. In order to implement the December 1, 2005 effective date for these changes, the Board of Directors of ITT Industries, Inc. also approved a pro-rata mid-year adjustment to 2005 non-employee Director compensation consistent with the newly approved annual compensation amount. The mid-year allocation provides each non-employee Director with cash, deferred cash or restricted stock, as determined by each Director's previous compensation selection with respect to the full year 2005.

Additionally, the Board of Directors of ITT Industries, Inc. approved (with the Audit Committee Chair abstaining) an additional annual retainer of $10,000 in cash to be paid to the Audit Committee Chair, effective as of the Company's 2006 Annual Meeting.

A summary of all non-employee Director compensation, which includes these changes, is attached hereto as Exhibit 10.1

Item 9.01 - Financial Statements and Exhibits

     (c) Exhibits

     Exhibits 10.1 Summary of Director Compensation

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ITT INDUSTRIES, INC.


                                             By: /s/ Kathleen S. Stolar
                                                -------------------------------
                                                  Kathleen S. Stolar

                                             Its: Vice President, Secretary
                                                  and Associate General Counsel

Date: December 1, 2005